EXHIBIT 10.6
THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Third Amendment”) is dated as of April 7, 2008 and is made between CYPRESS SEMICONDUCTOR CORPORATION, as Landlord, and SUNPOWER CORPORATION, as Tenant, to be a part of that certain Office Lease Agreement and all exhibits thereto, dated for reference purposes only as of May 15, 2006 (the “Original Lease”), concerning approximately 43,732 rentable square feet (“RSF”), located within the Premises stated in the Original Lease. The Premises are located within the Building commonly known as Building #3, (the“Building”), located at 3939 N. First Street (the “Land”) as shown on the floor plan on Exhibit A to the Original Lease.

Landlord and Tenant now desire to modify the Original Lease and, in consideration of the mutual promises contained herein and for the other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, Landlord and tenant hereby agree, intending to be bound thereby, that the Original Lease is modified and supplemented in accordance with the terms and conditions set forth below:

1.	Basic Terms Item #9 of the Original Lease is hereby amended to state in its entirety as follows:

Lease	Monthly Base	Rentable	Monthly
Months	Rent / SF	Square Feet	Base
1-2	$0.00/SF	43,732	$-
3-8	$2.16/SF	43,732	$94,461
9-12	$2.16/SF	45,840	$99,014
13-14	$2.25/SF	45,840	$103,140
15-24	$2.25/SF	51,228	$115,263
25-36	$2.34/SF	51,228	$119,873
37-48	$2.43/SF	51,228	$124,484
49-60	$2.53/SF	51,228	$129,606

2.
The monthly Base Rent remains unchanged through the 8th month (or December 31, 2006) as per Original Lease.  However, Article 2, Section 2.1, is hereby amended such that the monthly Base Rent shall be adjusted to include the additional space added pursuant to Section 1 of this Third Amendment.  Effective during the 9th month of the term (or January 1, 2007), the monthly Base Rent shall be adjusted to include the additional 2,108 RSF, and, effective during the 15th month of the term (or July 1, 2007), the monthly Base Rent shall be adjusted to include the additional 5,388 RSF, in each case as shown in the Base Rent Table in Basic Terms Item #9 as amended by this Third Amendment.

3.
In the event of any inconsistency between this Third Amendment and the Original Lease, the terms in this Third Amendment shall prevail. Except as modified herein, the Original Lease remains in full force and effect.

4.
The Original Lease, as amended by this Third Amendment, constitutes the entire agreement between the parties and supersedes any previous agreements between the parties with respect to the subject matter of this Third Amendment.  If any provision of this Third Amendment is held to be illegal, invalid or unenforceable, in whole or in part, such provision will be modified to the minimum extent necessary to make it legal, valid and enforceable, and the legality, validity and enforceability of the remaining provisions will not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first set forth above.

CYPRESS SEMICONDUCTOR CORP:

By:	/s/ Neil Weiss
Name	Neil Weiss
Title	Sr. Vice President, Treasurer
Date	4/7/08

SUNPOWER CORPORATION:

By:	/s/ Emmanuel Hernandez
Name	Emammuel Hernandez
Title	CFO
Date	4/8/08

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